                                                                    EXHIBIT 10.4



              AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT

      This AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT ("Agreement") is made and entered into as of the 9th day of September, 2004, by and between T-NETIX, Inc., a Delaware corporation ("T-NETIX"), Evercom Systems, Inc., a Delaware corporation ("ESI", and together with T-NETIX, each a "Company" and together the "Companies"), and H.I.G. Capital, LLC, a Delaware limited liability company ("HIG"). This Agreement amends and restates in its entirety that certain Professional Services Agreement, dated as of March 3, 2004, by and between T-NETIX and HIG.

                                   WITNESSETH

      WHEREAS, the Companies wish to retain and compensate HIG as an adviser in connection with a possible Transaction or several Transactions (as defined below) involving either or both the Companies and/or their parent companies and/or their subsidiaries, including any other entities hereafter formed or acquired by either Company or any such parent or subsidiary to engage in any business (collectively, the "Company Group"); and

      WHEREAS, HIG wishes to represent the Company Group in connection with such Transaction(s).

      NOW, THEREFORE, in consideration of their mutual promises and intending to be legally bound, the parties hereby agree as follows:

      1. Scope of Engagement. HIG will perform such advisory services for the Company Group in connection with any proposed Transaction as are customary and appropriate in transactions of such type and as reasonably requested by either Company. Such services may include identifying and investigating potential Transactions, performing valuation, strategic and financial analyses as may be required to evaluate various transaction options and assisting the Companies in negotiating the financial aspects of the Transaction or Transactions. As used herein "Transaction" means:

            (a) whether in one or a series of transactions, the sale, transfer or other disposition, directly or indirectly, of all or substantially all of the assets or at least a majority of the securities of either Company or any member of the Company Group, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout or otherwise;

            (b) whether in one or a series of transactions outside the ordinary course of business of the Companies, the purchase or acquisition by either Company or any other member of the Company Group, directly or indirectly, of (i) all or substantially all of the assets of any person or entity, (ii) assets of any person or entity comprising a business unit or product line, or (iii) a majority of the outstanding securities of any person or entity, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout or otherwise; or

            (c) any debt or equity financing by any member of the Company Group.

      2. Fees and Expenses.

            (a) For HIG's services hereunder, the Companies will pay, on a joint and several basis, to HIG a fee equal to 2% of the Transaction Value (as defined below) of each Transaction occurring during the term hereof, payable in cash promptly upon consummation of such Transaction (each, a "Transaction Fee"). It is agreed that HIG shall be paid a Transaction Fee of $2,614,939.02 on the date hereof with respect to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 10, 2004, by and among TZ Holdings, Inc. (the "Parent"), New Mustang Acquisition, Inc., Evercom Holdings, Inc. and the Indemnification Representative.

            (b) As used herein, "Transaction Value" means an amount equal to:

                  (i) with respect to a Transaction described in Section 1(a) above, the total cash and non-cash consideration paid to any member of the Company Group or any shareholder thereof including, without limitation, the amount of all indebtedness for borrowed money of any member of the Company Group party to or the subject of the Transaction, which is assumed, acquired, retired, extinguished or defeased by the purchaser or acquiror, or with respect to any entity acquired by the purchaser or acquiror, which otherwise remains outstanding;

                  (ii) with respect to a Transaction described in Section 1(b) above, the total cash and non-cash consideration paid by either Company or any other member of the Company Group, including without limitation, the amount of all indebtedness for borrowed money of any party to the Transaction (other than a member of the Company Group) which is assumed, acquired, retired, extinguished or defeased by any member of the Company Group, or with respect to any acquired entity, which otherwise remains outstanding; or

                  (iii) with respect to a Transaction described in Section 1(c) above, the gross amount of funds raised by the Company Group pursuant to such debt or equity financing.

            (c) The value of any non-cash consideration included in Transaction Value shall be determined as follows:

                  (i) The value of stock and other securities that are Freely Tradeable shall be the average closing market price of such stock or securities for the five consecutive business days preceding the public announcement of the definitive agreement to enter into a Transaction. For purposes of the foregoing, a security shall be "Freely Tradeable" if such security is listed on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, the Nasdaq Small Cap Market or on another U.S. stock exchange, quotation service or foreign stock exchange of comparable depth and liquidity.

                  (ii) The value of stock and other securities that are not Freely Tradeable and the value of all other non-cash consideration, other than consideration of the nature described in Section 2(c)(iii) below, shall be the fair market value thereof at the time of closing of the Transaction as determined by HIG in good faith.

                  (iii) The value of deferred installments and contingent payments shall be estimated for the purposes of fee calculation at an expected present value mutually agreeable to the Companies and HIG at the time of closing of the Transaction.

            (d) In addition to the Transaction Fees payable to HIG, we understand that other professional service firms may also receive an advisory fee or fees pursuant to a letter agreement between those firms and either Company. In no event will the Transaction Fee or Fees payable to HIG hereunder be reduced or offset against any amounts paid or payable to (i) HIG under any consulting or other agreements between HIG and either Company or (ii) other professional services firms or any other party.

      3. Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by HIG in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Companies, on a joint and several basis. HIG shall not be obligated to make any advance to or for the account of either Company or any other member of the Company Group or to pay any sums, except out of funds held in accounts maintained by either Company nor shall HIG be obligated to incur any liability or obligation for the account of either Company or any other member of the Company Group without assurance that the necessary funds for the discharge of such liability or obligation will be provided. HIG shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between either Company or any other member of the Company Group and HIG, or (ii) to cause HIG to be responsible in any way for the debts, liabilities or obligations of the Company Group or any other party, or
(iii) to constitute HIG or any of its employees as employees, officers or agents of any member of the Company Group.

      4. Other Activities; Investment Opportunities. Each Company acknowledges and agrees that neither HIG nor any of HIG's employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of HIG specified in this Agreement, but instead shall devote only so much of such time and efforts as HIG reasonably deems necessary. Each Company further acknowledges and agrees that HIG and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for HIG's own account, for the account of HIG's affiliates and associates and for the account of other unaffiliated parties, and understands that HIG plans to continue to be engaged in such businesses

(and other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company Group or any member thereof nor to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, HIG shall be required to bring only such investments and/or business opportunities to the attention of either Company as HIG, in its sole discretion, deems appropriate.

      5. Termination of Engagement. HIG's engagement will continue until the earlier of September 9, 2009 and the Parent's initial public offering, unless extended by mutual written consent or earlier terminated as provided below; provided, however, that no such expiration or termination will affect the matters set forth in this Section or in Sections 2, 3, 6, 8 through 14 and 16. It is expressly agreed that following the expiration or termination of this agreement, HIG will continue to be entitled to receive Transaction Fees as described above that have accrued prior to such expiration or termination but are unpaid. It is also expressly agreed that, if a Transaction is consummated within 9 months after the date of expiration or termination of this agreement or if a definitive agreement that results in a Transaction is entered into during the term of this agreement or within such period, HIG shall be entitled to its full Transaction Fees as described above.

      6. Indemnification. The Companies will jointly and severally indemnify and hold harmless HIG and its present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") to the fullest extent permitted by law (as if the Indemnified Persons were officers or directors of the Companies), including for acts of Indemnified Parties constituting negligence, against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees) (together, "Losses") in connection with HIG's engagement or any other matter referred to in this Agreement, except to the extent that any Losses result from the gross negligence or willful misconduct of HIG in performing its obligations hereunder. Each Company further agrees, jointly and severally, to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses), subject to an undertaking from such Indemnified Party to repay the Companies if it is determined that such party is not entitled to such indemnity. These indemnity obligations shall be in addition to any liability which either Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Companies, HIG or any of the other Indemnified Parties.

      7. Assignment. Without the consent of HIG, the Companies shall not assign, transfer or convey any of their rights, duties or interest under this Agreement, nor shall they delegate any of the obligations or duties required to be kept or performed by them hereunder. HIG shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that HIG may transfer its rights and obligations hereunder to one of its affiliates.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable party at the address indicated below:

             If to T-NETIX:              2155 Chenault Drive, Suite 410
                                         Carrollton, Texas 75006
                                         Attention: Board of Directors
                                         Facsimile: (972) 241-1537

             If to ESI:                  Evercom Systems, Inc.
                                         8201 Tristar Drive
                                         Irving, Texas 75063
                                         Attention: Board of Directors
                                         Facsimile: (972) 988-3774

             If to the Consultant:       H.I.G. Capital, LLC
                                         1001 Brickell Bay Drive, 27th Floor
                                         Miami, Florida 33131
                                         Attention: Mr. Brian Schwartz
                                         Facsimile: (305) 379-2013

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
8. All such notices, requests, demands and other communications shall be effective when sent.

      9. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      10. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

      11. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

      12. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the laws of any other state.

      13. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

      14. Jurisdiction; Service of Process. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of New York, County of Manhattan, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

      15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

      16. Restrictions Relating to Fees Due Hereunder. Notwithstanding any provision herein to the contrary, no Transaction Fee nor any other payment under this Agreement shall be made or permitted or required to be made (but shall accrue) if the making of such payment is prohibited under the terms of that certain Credit Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Parent, as borrower, each subsidiary of the Parent listed as a Guarantor on the signature pages thereto, the financial institutions from time to time party thereto (collectively, the "Lenders"), ING Capital LLC, as the Issuing Lender, and ING Capital, LLC, as the administrative agent (the "Administrative Agent"), and the Consultant shall promptly turn over any such payment received in violation of the Credit Agreement to the Company (or, if an "Event of Default" (as defined in the Credit Agreement) has occurred and is continuing, directly to the Administrative Agent prior to repayment in full of the "Obligations" (as defined in the Credit Agreement) and termination of all commitments to lend under the Credit Agreement). Furthermore, without the express written consent of the Administrative Agent, HIG shall not be entitled to any payments under Section 2 of this Agreement if the transaction giving rise to such payment occurs in connection with an exercise of remedies pursuant to the Credit Agreement. Until repayment in full of all Obligations and termination of all commitments to lend under the Credit Agreement, this Section 16 shall not be modified without the express written consent of the Administrative Agent.

                                      * * *

      In witness whereof, the parties hereto have caused this Professional Services Agreement to be duly exercised by their authorized representatives as of the date first above written.

                                         T-NETIX, INC.

                                         By: /s/ Lewis Schoenwetter
                                         Title: Vice President

                                         EVERCOM SYSTEMS, INC.

                                         By: /s/ Lewis Schoenwetter
                                         Title: Vice President

                                         H.I.G. CAPITAL, LLC

                                         By: /s/ Sami Mnaymneh
                                         Title: Managing Director